Registration No. 333-

As filed with the Securities and Exchange Commission August 21, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Enterprise Financial Services Corp
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-1706259 (I.R.S. Employer Identification No.)

150 North Meramec Avenue Clayton, Missouri (Address of Principal Executive Offices	63105 (Zip Code)

ENTERPRISE FINANCIAL SERVICES CORP AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Keene S. Turner
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec Avenue
Clayton, Missouri 63105
(Name and address of agent for service)

(314) 725-5500
(Telephone number, including area code, of agent for service)
__________________________________________
Copy to:
Shawn Turner
Holland & Knight LLP
1801 California Street
Suite 5000
Denver, Colorado 80202
(303) 974-6660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 700,000 shares (the “Additional Securities”) of common stock, par value $0.01 per share (“Common Stock”), of Enterprise Financial Services Corp (the “Company”) that may be issued pursuant to the Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (the “2018 Plan”). The Additional Securities were added to the 2018 Plan as a result of the amendment to the 2018 Plan approved by the Company’s stockholders at the Annual Meeting of Shareholders on May 7, 2025, to increase the number of shares of common stock authorized for issuance under the 2018 Plan by 700,000 shares, from 2,900,000 shares to 3,600,000 shares. The Additional Securities are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 24, 2023 (File No. 333-273380) (the “Prior Registration Statement”).

Pursuant to General Instruction E, the Company has filed only a facing page, all required opinions and consents, the signature page, and any information required in this Registration Statement that was not in the Prior Registration Statement. This Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART I.

Item 1. Plan Information.
The information required by Item 1 is included in documents sent or given to participants in the 2018 Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.
The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to: telephone at (314) 725-5500, by email at investorrelations@enterprisebank.com or by mail at Enterprise Financial Services Corp, Attention: Investor Relations, 150 North Meramec Ave, Clayton, Missouri, 63105.

PART II.
Item 3. Incorporation of Documents by Reference
The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference in this Registration Statement:

(1)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025;
(2)    The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 2, 2025 and August 1, 2025, respectively;
(3)    The Company’s Current Reports on Form 8-K filed on February 21, 2025, April 28, 2025, May 12, 2025 and August 14, 2025;

(4)    The Company’s Current Report on Form 8-K/A filed on January 3, 2025;

(5)    The Company’s Definitive Proxy Statement for its 2025 Annual Meeting of Shareholders, filed on March 26, 2025; and
(6)    The description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 25, 2022.
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 filed on December 16, 1996 (File No. 333-14737)).

4.2
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).

4.3
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1999 filed on November 12, 1999 (File No. 001-15373)).

4.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K filed on April 30, 2002 (File No. 001-15373)).

4.5
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Appendix A to Registrant's Definitive Proxy Statement on Schedule 14A filed on November 20, 2008 (File No. 001-15373)).

4.6
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed on July 29, 2014 (File No. 001-15373)).

4.7
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.8 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 filed on July 26, 2019 (File No. 001-15373)).

4.8
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Appendix C to Registrant’s Registration Statement on Form S-4/A filed on June 2, 2021 (File No. 333-256265)).

4.9
Certificate of Designations of Registrant for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated December 17, 2008 (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on December 23, 2008 (File No. 001-15373)).

4.10
Certificate of Elimination of Registrant’s Certificate of Designation, Preferences, and Rights of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated November 9, 2021 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 9, 2021 (File No. 001-15373)).

4.11
Certificate of Designation of Registrant of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, dated November 16, 2021 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 17, 2021 (File No. 001-15373)).

4.12	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on June 12, 2015 (File No. 001-15373)).

4.13	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to Registrant’s Report on Form 10-K filed on February 25, 2022 (File No. 000-15373)).

4.14
Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (incorporated herein by reference to Appendix A to Registrant’s Proxy Statement Pursuant to Section 14(a) filed on March 14, 2018 as amended by an amendment to the Proxy Statement filed on March 30, 2018 and as further amended by the Proxy Statements filed on March 17, 2021, March 29, 2023 and March 26, 2025).

5.1+	Opinion of Holland & Knight LLP.

23.1+	Consent of Deloitte & Touche LLP.

23.2+	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1+	Power of Attorney.

107+	Filing Fee Table

+ Filed herewith
Item 9. Undertakings
(a)    The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on this 21st day of August, 2025.

ENTERPRISE FINANCIAL SERVICES CORP
By:	/s/ Keene S. Turner
Keene S. Turner
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on August 21, 2025.

Signatures	Title
/s/ James B. Lally	Chief Executive Officer and Director (Principal Executive Officer)
James B. Lally

/s/ Keene S. Turner	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Keene S. Turner

/s/ Troy R. Dumlao	Chief Accounting Officer (Principal Accounting Officer)
Troy R. Dumlao

/s/ Michael A. DeCola*	Chairman of the Board of Directors
Michael A. DeCola

/s/ Lars C. Anderson*	Director
Lars C. Anderson

/s/ Lyne B. Andrich*	Director
Lyne B. Andrich

/s/ Michael E. Finn*	Director
Michael E. Finn

/s/ Michael R. Holmes*	Director
Michael R. Holmes

/s/ Nevada A. Kent IV*	Director
Nevada A. Kent IV

/s/ Marcela Manjarrez*	Director
Marcela Manjarrez

/s/ Stephen P. Marsh*	Director
Stephen P. Marsh

/s/ Richard M. Sanborn*	Director
Richard M. Sanborn

/s/ Sandra A. Van Trease*	Director
Sandra A. Van Trease

/s/ Lina A. Young*	Director
Lina A. Young

*By: /s/ Keene S. Turner
Keene S. Turner
Attorney-In-Fact
August 21, 2025